Versar, Inc.
September 24, 1997
Page 1





                                                                       EXHIBIT 8


                       PAUL,HASTINGS, JANOFSKY & WALKER LLP
                             600 Peachtree Street, N.E.
                                   Suite 2400
                           Atlanta, Georgia 30308-2222



                               September 24, 1997


Versar, Inc.
6850 Versar Center
Springfield, Virginia 22151


Gentlemen:

     You have requested our opinion with respect to the disclosures relating to the material federal income tax consequences generally applicable to the receipt by stockholders of Science Management Corporation (SMC") of shares of common stock of Versar, Inc. ("Versar Common Stock") in connection with the proposed merger ("Merger") of SMC with Versar Acquisition I, Corp. ("Versar Acquisition"), a wholly-owned subsidiary of Versar, Inc. formed for the purpose of effecting the Merger as described in the Proxy Statement/Prospectus relating to the Merger (the "Proxy Statement/Prospectus") forming a part of the Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

     It is our opinion that the discussions and legal conclusions set forth in the Proxy Statement/Prospectus under the heading "The Merger - Certain Federal Income Tax Consequences of the Merger" are accurate and complete in all material respects and constitute our opinion of the material tax consequences to stockholders of SMC receiving Versar Common Stock in the Merger and to the surviving corporation of the Merger.

     Our opinion is based and conditioned upon the initial and continuing accuracy of the factual matters assumed as set forth in the Proxy Statement/Prospectus. Our opinion is also based upon existing provisions of the Internal Revenue Code of 1986, as amended,

     Regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any change.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and consent to the use of our name in the Proxy Statement/Prospectus under the captions "The Merger - Certain Federal Income Tax Consequences of the Merger" and "Legal Matters". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.



                                       Very truly yours,



                                       Philip J. Marzetti
                                       -----------------------------------------
                                       for PAUL, HASTINGS, JANOFSKY & WALKER LLP